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                                                                EXHIBIT 10.3


                       CORPORATE OPPORTUNITY AGREEMENT

        CORPORATE OPPORTUNITY AGREEMENT made and entered into this 16th day of February, 1994 (the "Agreement"), by and between Larry J. Winget ("Winget") and Comerica Bank, as Indenture Trustee ("Comerica").

        WHEREAS, Venture Holdings Trust (the "Trust"), Vemco, Inc., Venture Industries Corporation, Venture Mold and Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service (each an "Issuer" and together with the Trust, the "Issuers"), Venture Industries Canada Ltd. and Comerica have entered into an Indenture (the "Indenture"), dated as of February 16, 1994; and

        WHEREAS, in connection with the execution of the Indenture and the issuance of the 9-3/4% Senior Subordinated Notes due 2004 (the "Securities") thereunder, Winget has agreed to enter into this Agreement for the benefit of the Holders.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. Covenant Of Winget. Winget agrees that if any corporate opportunity, business opportunity, proposed transaction, acquisition, disposition, participation, interest, or other opportunity to acquire an interest in any business or prospect in the same business or in any business reasonably related to the business of the Trust or any of its Subsidiaries or in any machinery or equipment useful in the business of the Trust or any of its Subsidiaries (a "Business Opportunity") comes to his attention or shall be made available to him or any of his Affiliates, a complete and accurate description of such Business Opportunity, including all of the terms and conditions thereof and the identity of all other Persons involved in the Business Opportunity, shall be promptly presented in writing to the Board of Directors of each of the Issuers and the Fairness Committee of each of the Issuers and each Issuer shall be entitled to pursue and take advantage of such Business Opportunity, either directly or through a Wholly Owned Subsidiary, and Winget shall not, nor shall any of his Affiliates (other than the Trust or any Wholly Owned Subsidiary of the Trust), pursue or take advantage of a Business Opportunity unless majorities of the Board of Directors of each of the Issuers and the Fairness Committee of each of the Issuers (including

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majorities of each Issuer's disinterested directors, if any, and Independent members of the Fairness Committee) have determined that it is not in the interests of such Issuer to pursue or take advantage of such Business Opportunity; provided, however, that (1) a Business Opportunity may be made available to Nova Corporation ("Nova") prior to and to the exclusion of its being made available to the Trust if the Issuers shall have delivered to the Indenture Trustee an opinion of independent counsel in the United States to the effect that making such Business Opportunity available to the Trust prior to its being made available to Nova would be illegal and (2) this Agreement shall not restrict Nova's ability to compete with the Trust for a Business Opportunity if the Issuers shall have delivered to the Indenture Trustee an opinion of independent counsel in the United States to the effect that such restriction would be illegal. Notwithstanding the foregoing, Business Opportunities (1) relating to the purchase of machinery and equipment or real estate and not constituting a business within the meaning of Section 11-01(d) of Regulation S-X of the Commission or (2) relating to the sale of goods and services by an Affiliate in the ordinary course of its business as conducted as of the date of the Indenture shall not be subject to the Corporate Opportunity Agreement.

        2. Amending Agreement. This Agreement shall not be amended, modified or in any way altered without the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuers, each Guarantor, if any, and the Indenture Trustee.

        3. Construction. All capitalized terms used herein that are defined in, or by reference in, the Indenture, shall have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

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        IN WITNESS WHEREOF, the parties have signed and executed this Agreement on the date(s) written below.


                                              LARRY J. WINGET


                                              By: /s/Larry J. Winget
                                                  --------------------------

                                              COMERICA BANK,
                                              as Indenture Trustee


                                              By: /s/ James Kowalski
                                                  --------------------------
                                                  Name:  James Kowalski
                                                  Title: Trust Administrator






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